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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington,  D.C.   20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                            February 9, 2000

                         INTERWEST BANCORP, INC.

        (Exact name of registrant as specified in its charter)


                              WASHINGTON
          (State or other jurisdiction of incorporation)

          0-26632                                     91-1691216
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     (Commission File Number)               IRS Employer Identification No.

                              275 S.E. Pioneer Way
                              Oak Harbor, WA 98227
               (Address of principal executive offices)  (zip code)

          Registrant's telephone number, including area code: (360) 679-4181

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ITEM 5 - OTHER EVENTS

     InterWest Bancorp ("InterWest") and Liberty Bay Financial Corporation ("Liberty") jointly announced today their agreement to terminate their planned merger due to divestiture issues raised by regulators. The companies had planned to incorporate Liberty and its subsidiary, North Sound Bank into InterWest and its subsidiary, InterWest Bank, but believe conditions proposed by regulators would be detrimental to their customers.

     Regulators advised last week that at least one branch office in an Olympic Peninsula market area would have to be divested of loans, deposits and facility to another financial institution. InterWest and Liberty Bay each presently serve the market with eight branches.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

          99 Press Release issued jointly by InterWest and Liberty Bay Financial Corporation, dated February 9, 2000

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: February 9, 2000

                                        INTERWEST BANCORP, INC.

                                        By /s/ H. Glenn Mouw
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                                           H. Glenn Mouw
                                           Executive Vice President

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